Exhibit 10.1

AMENDMENT NO. 1 TO THE

SAFE AND GREEN DEVELOPMENT CORPORATION

2023 INCENTIVE COMPENSATION PLAN

This amendment (the “Amendment”) to the Safe and Green Development Corporation 2023 Incentive Compensation Plan (the “Plan”), is hereby adopted this 29th of September, 2025, by Safe and Green Development Corporation (the “Company”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Plan.

WITNESSETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 17.2 of the Plan, the Board of Directors has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board of Directors has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1. Section 4.1(a) of the Plan is hereby amended by increasing the share references in such section from 289,859 shares to 1,489,859, so that Section 4.1(a) reads in its entirety as follows:

“Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 1,489,859 shares (the “Limit”), all of which may, but need not, be issued in respect of Incentive Stock Options. In addition, such Limit will automatically increase on January 1 of each calendar year for a period of eight years commencing on January 1, 2026 and ending on (and including) January 1, 2033, in a number of shares of Common Stock equal to 4.5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; provided, however that the Board may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock.”

2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect

The foregoing is hereby acknowledged as being the Amendment to the Safe and Green Development Corporation 2023 Incentive Compensation Plan, as adopted by the Board of Directors on August 1, 2025, and approved by the Company’s stockholders on September 29, 2025.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer